                                                                    EXHIBIT 10.1

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                           EQUITY PURCHASE AGREEMENT


                                  BY AND AMONG


                          RENAISSANCERE HOLDINGS LTD.,

                        WARBURG, PINCUS INVESTORS L.P.,

             GE INVESTMENT PRIVATE PLACEMENT PARTNERS I-INSURANCE,
                              LIMITED PARTNERSHIP,

                              PT INVESTMENTS, INC.

                                      AND

                  UNITED STATES FIDELITY AND GUARANTY COMPANY


                            DATED AS OF MAY 22, 1997


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

                           EQUITY PURCHASE AGREEMENT

     THIS EQUITY PURCHASE AGREEMENT (the "AGREEMENT") is made and entered into as of May 22, 1997, by and among RenaissanceRe Holdings Ltd., a Bermuda company (the "COMPANY"), Warburg, Pincus Investors L.P., a Delaware limited partnership ("WPI"), GE Investment Private Placement Partners I-Insurance, Limited Partnership, a Delaware limited partnership ("GE INSURANCE"), PT Investments, Inc., a Delaware corporation ("PTI"), and United States Fidelity and Guaranty Company, a Maryland Corporation ("USF&G" and together with WPI, GE Insurance and PTI, the "SELLERS" and each, a "SELLER").

                                    RECITALS

     WHEREAS, each of the Sellers owns common shares, par value $1.00 per share (the "COMMON SHARES"), of RenaissanceRe Holdings Ltd., a Bermuda company (the "Company"); and

     WHEREAS, the Company proposes to file a registration statement on Form S-3 (the "Registration Statement") with respect to the sale of approximately 3,000,000 Common Shares in an underwritten secondary offering (the "Offering"), subject to market conditions, at the request of the Sellers;

     WHEREAS, the Company desires to purchase for cancellation (the "Company Purchase") from each Seller such number of Common Shares set forth beside each Seller's name on Schedule A hereto (collectively, the "EQUITY"), and the Sellers desire to sell the Equity to the Company at a price per Common Share equal to the public offering price per share less the underwriting discount per share to be paid by the Sellers in the proposed Offering, in each case upon the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, the Company Purchase is conditioned upon the consummation of the proposed Offering.

     NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.
                                  DEFINITIONS

     SECTION 1.1. DEFINITIONS. In addition to the terms defined elsewhere herein, the terms defined in the introductory paragraph and the Recitals to this Agreement shall have the respective meanings specified therein, and the following terms shall have the meanings specified below when used herein with initial capital letters:

          "AFFILIATE" means "affiliate" as defined in Rule 405 promulgated under the Securities Act of 1933, as amended.

          "BUSINESS DAY" means a day, other than a Saturday or a Sunday, on which commercial banks are not required or authorized to close in the City of New York.

          "CLOSING DATE" means the date of consummation of the proposed
     Offering.

          "GOVERNMENTAL AGENCY" means (a) any international, foreign, federal, state, county, local or municipal government or administrative agency or political subdivision thereof, (b) any governmental agency, authority, board, bureau, commission, department or instrumentality, (c) any court or administrative tribunal, (d) any non-governmental agency, tribunal or entity that is vested by a governmental agency with applicable jurisdiction, or (e) any arbitration tribunal or other non-governmental authority with applicable jurisdiction.

          "LIEN" means any lien, mortgage, pledge, or other security interest.

          "PERMIT" means any permit, approval, consent, authorization, license, variance, or permission required by a Governmental Agency under any applicable laws.

          "PERSON" means any individual, partnership, corporation, trust, association, limited liability company, Governmental Agency or any other entity.

                                  ARTICLE  II.
                               SALE AND PURCHASE

          SECTION 2.1. AGREEMENT TO SELL AND TO PURCHASE FOR CANCELLATION. On the terms set forth herein and subject to Section 2.3 below, on the Closing Date, the Company shall purchase for cancellation from the Sellers, and Sellers shall sell, transfer, assign, convey and deliver to the Company, the Equity.

          SECTION 2.2. PURCHASE FOR CANCELLATION AND SALE OF EQUITY. On the terms and subject to the conditions set forth in this Agreement, on the Closing
Date:

           (a) Each Seller shall deliver to the Company or its designee certificates representing the Equity being sold by such Seller, duly endorsed in blank for transfer or accompanied by appropriate powers duly executed in blank.

           (b) The Company shall deliver to each Seller, by wire transfer of immediately available funds, an amount (the "PURCHASE PRICE") equal to the product of (i) the number of Common Shares set forth opposite each such Seller's name on

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     Schedule A hereto and (ii) the public offering price per share less the underwriting discount per share to be paid by the Sellers in the proposed Offering upon consummation thereof.

          SECTION 2.3. The Company Purchase is conditioned only upon the consummation of the proposed Offering.

                                 ARTICLE  III.
                   REPRESENTATIONS AND WARRANTIES OF SELLERS

          Each of the Sellers severally and not jointly, represents and warrants to Purchaser as set forth in this ARTICLE III:

          SECTION  3.1.   AUTHORITY OF SELLERS.

           (a) Such Seller is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

           (b) Such Seller has all requisite power and authority to execute and deliver this Agreement. The execution and delivery by such Seller of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of such Seller. This Agreement constitutes the legal, valid and binding obligation of such Seller enforceable against such Seller in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, or similar laws from time to time in effect which affect creditors' rights generally and by legal and equitable limitations on the enforceability of specific remedies.

          SECTION 3.2. TITLE TO THE EQUITY. Such Seller has valid and marketable title to the Equity to be sold by it, free and clear of any Liens.

          SECTION 3.3. NO CONFLICT OR VIOLATION; CONSENTS. Neither the execution and delivery of this Agreement by such Seller, nor the consummation of the transactions contemplated hereby, nor the fulfillment of the terms and compliance with the provisions hereof, will (a) conflict with or result in a breach of or a default (or in an occurrence which with the lapse of time or action by a third party, or both, could result in a default) with respect to any of the terms, conditions or provisions of, (b) result in the termination of, accelerate the performance required by, (c) impair such Seller's ability to consummate the transactions contemplated hereby, or (d) give rise to any right of termination or renegotiation, or purchase or offer right,


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under: (x) any United States federal, state or local (or, to the knowledge of such Seller, Bermuda) statute, rule, regulation, code, order, writ or decree of any Governmental Agency applicable to such Seller or the Company, (y) the organizational documents of such Seller, or (z) any indenture, contract, agreement, lease, Permit or other instrument to which such Seller is a party or subject or by which any of such Seller's properties or assets are bound. No United States federal, state or local (or, to the knowledge of such Seller, Bermuda ) consent, approval, or authorization of, or registration or filing with, any Governmental Agency is required to be obtained or made by or with respect to such Seller in connection with the execution and delivery of this Agreement by such Seller or the performance by such Seller of the transactions contemplated hereby to be performed by it, except for filings under the Securities Exchange Act of 1934, as amended, relating to the beneficial ownership by such Seller of the Company's securities.

          SECTION 3.4. BROKERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by such Seller without the intervention of any other Person acting on its behalf in such manner as to give rise to any valid claim by any such Person against the Company for a finder's fee, brokerage commission or other similar payment based on an arrangement with such Seller.

                                  ARTICLE  IV.
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to each Seller as follows:

          SECTION  4.1.   AUTHORITY OF THE COMPANY.

           (a) The Company is duly organized, validly existing, and in good standing under the laws of Bermuda, with full corporate power and authority to execute and deliver this Agreement.

           (b) The execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws from time to time in effect which affect creditors' rights generally, and by legal and equitable limitations on the enforceability of specific remedies.

          SECTION  4.2.   NO CONFLICT OR VIOLATION.  Neither the

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execution and delivery of this Agreement by the Company, nor the consummation of the transactions contemplated hereby, nor the fulfillment of the terms and compliance with the provisions hereof will conflict with or result in a material breach of or a material default (or in an occurrence which with the lapse of time or action by a third party, or both, could result in a material default) with respect to any of the terms, conditions or provisions of any applicable order, writ or decree of any court or of any Governmental Agency, applicable to the Company, or of the Memorandum of Association or Bye-Laws of the Company, or of any indenture, contract, agreement, lease, or other instrument to which the Company is a party or subject or by which the Company or any of its properties or assets are bound, or of any applicable statute, rule, or regulation to which the Company or its businesses is subject, except for those conflicts, breaches, defaults, terminations, or accelerations, which individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

          SECTION 4.3. BROKERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by the Company without the intervention of any other Person acting on its behalf in such manner as to give rise to any valid claim by any such Person against any of the Sellers or their Affiliates for a finder's fee, brokerage commission or other similar payment based on an arrangement with the Company.

                                  ARTICLE  V.
                        CERTAIN COVENANTS AND AGREEMENTS

          SECTION 5.1. TRANSFER TAXES. Any sales, recording, transfer, stamp, conveyance, value added, use, or other similar Taxes, duties, excise, governmental charges or fees imposed as a result of the purchase for cancellation of the Equity by the Company pursuant to this Agreement shall be borne by the Sellers.

          SECTION 5.2. EFFORTS. Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall use commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable law to consummate and make effective the transactions contemplated hereby.

                                  ARTICLE  VI.
                            MISCELLANEOUS PROVISIONS

          SECTION 6.1. NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be

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deemed to have been given (a) when delivered personally to the recipient, (b)
when sent to the recipient by telecopy (receipt electronically confirmed by sender's telecopy machine) if during normal business hours of the recipient, otherwise on the next Business Day, (c) one (1) Business Day after the date when sent to the recipient by reputable express courier service (charges prepaid), or
(d) seven (7) Business Days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid.
Such notices, demands and other communications will be sent to Sellers and to Purchaser at the addresses indicated below:

          (A)  if to WPI, at 466 Lexington Avenue, New York, New York 10017,
     Attention: Howard H. Newman, with a copy to: David A. Tanner or at such other address as WPI may have furnished the parties hereto in writing;

          (B) if to GE Insurance, at 3003 Summer Street, Stamford, Connecticut 06904, Attention: Controller to Alternative Investments, with a copy to:
     Associate General Counsel to Alternative Investments, or such other address as GEPT may have furnished the parties hereto in writing;

          (C)  if to PTI, at 3003 Summer Street, Stamford, Connecticut 06904,
     Attention:  Controller to Alternative Investments, with a copy to:
     Associate General Counsel to Alternative Investments, or such other address as PTI may have furnished the parties hereto in writing;

          (D)  if to USF&G, at 100 Light Street, Baltimore, Maryland 21202,
     Attention: John M. Lummis, Esq., with a copy to: Corporate Secretary, or at such other address as it may have furnished the parties hereto in writing;

          (E) if to the Company, at its offices, currently Renaissance House, East Broadway, Pembroke HM 19, Bermuda, marked for the attention of the President, with a copy to the Secretary of the Company, or at such other address as the Company may have furnished in writing to parties hereto in writing, with a copy to: Willkie Farr & Gallagher, 153 East 53rd Street, New York, New York 10022, Attention: John S. D'Alimonte, Esq.

          SECTION 6.2. AMENDMENTS. The terms, provisions and conditions of this Agreement may not be changed, modified or amended in any manner except by an instrument in writing duly executed by all parties hereto.

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

          SECTION  6.3.   ASSIGNMENT AND PARTIES IN INTEREST.

           (a) Neither this Agreement nor any of the rights, duties, or obligations of any party hereunder may be assigned or delegated (by operation of law or otherwise) by any party hereto except with the prior written consent of the other parties hereto.

           (b) This Agreement shall not confer any rights or remedies upon any person or entity other than the parties hereto and their respective permitted successors and assigns.

          SECTION 6.4. EXPENSES. Except as expressly set forth in this Agreement, each party to this Agreement shall bear all of its legal, accounting, investment banking, and other expenses incurred by it or on its behalf in connection with the transactions contemplated by this Agreement, whether or not such transactions are consummated.

          SECTION 6.5. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, supersedes and is in full substitution for any and all prior agreements and understandings among them relating to such subject matter, and no party shall be liable or bound to the other party hereto in any manner with respect to such subject matter by any warranties, representations, indemnities, covenants, or agreements except as specifically set forth herein. Schedule A to this Agreement is hereby incorporated and made a part hereof and is an integral part of this Agreement.

          SECTION 6.6. DESCRIPTIVE HEADINGS. The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

          SECTION 6.7. COUNTERPARTS. For the convenience of the parties, any number of counterparts of this Agreement may be executed by any one or more parties hereto, and each such executed counterpart shall be, and shall be deemed to be, an original, but all of which shall constitute, and shall be deemed to constitute, in the aggregate but one and the same instrument.

          SECTION  6.8.   GOVERNING LAW.   This Agreement and the legal
relations between the parties hereto shall be governed by and construed in accordance with the laws of Bermuda, applicable to contracts made and performed therein without regard to principles of conflicts of law.

          SECTION 6.9. CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Any references to any federal, state, local or foreign statute or law will also

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refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Unless the context otherwise requires: (a) a term has the meaning assigned to it by this Agreement; (b) "or" is disjunctive but not exclusive; (c) words in the singular include the plural, and in the plural include the singular; (d) provisions apply to successive events and transactions; and (e) "$" means the currency of the United States of America.

          SECTION 6.10. SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

          SECTION 6.11. SPECIFIC PERFORMANCE. Without limiting or waiving in any respect any rights or remedies of the Company under this Agreement now or hereinafter existing at law or in equity or by statute, each of the parties hereto shall be entitled to seek specific performance of the obligations to be performed by the other in accordance with the provisions of this Agreement.

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

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first written above.


                                     RENAISSANCERE HOLDINGS LTD.


                                     By: /s/ John D. Nichols, Jr.
                                         ------------------------------
                                        Name:  John D. Nichols, Jr.
                                        Title: Vice President, Treasurer
                                                and Secretary


                                     WARBURG, PINCUS INVESTORS, L.P.


                                     By:  Warburg, Pincus & Co.,
                                          General Partner


                                     By: /s/ Kewsong Lee
                                         ---------------------
                                        Name:  Kewsong Lee
                                        Title: Partner


                                     GE INVESTMENT PRIVATE PLACEMENT
                                     PARTNERS I-INSURANCE, LIMITED PARTNERSHIP


                                     By:  GE Investment Management
                                          Incorporated, General Partner


                                     By: /s/ Michael M. Pastore
                                         ----------------------------
                                        Name:  Michael M. Pastore
                                        Title: Vice President


                                     PT INVESTMENTS, INC.


                                     By: /s/ Michael M. Pastore
                                         ----------------------------
                                        Name:  Michael M. Pastore
                                        Title: Vice President


                                     UNITED STATES FIDELITY AND GUARANTY COMPANY


                                     By: /s/ Dan Hale
                                         ------------------
                                        Name:
                                        Title:

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                                   SCHEDULE A

                                    NUMBER OF COMMON
                                      SHARES TO BE
                                    SOLD IN COMPANY
SELLER                                  PURCHASE
---------------------------------   ----------------
Warburg, Pincus Investors L.P.          386,842

PT Investments, Inc.                    138,158(1)

GE Investment Private Placement
Partners I-Insurance, Limited
 Partnership                            138,158(2)

United States Fidelity and
 Guaranty Company                        36,842
                                        -------

     TOTAL                              700,000
                                        =======

_______________
(1) Consists solely of Diluted Voting Class I Common Shares, par value $1.00 per share, of the Company.

(2) Consists solely of Diluted Voting Class II Common Shares, par value $1.00 per share, of the Company.

                                      A-1